Exhibit 99.1

Akari Therapeutics Announces Positive Preliminary Results from First PNH

Patient Treated With Coversin

NEW YORK and LONDON, March 31, 2016 (GLOBE NEWSWIRE) -- Akari Therapeutics (NASDAQ: AKTX), an emerging growth, development-stage biopharmaceutical company, announced today preliminary results from the first paroxysmal nocturnal hemoglobinuria (PNH) patient treated with subcutaneously administered Coversin. The patient, diagnosed with PNH and resistant to eculizumab due to a polymorphism was started on Coversin under a clinical trial protocol approved by a EU national regulatory authority for treating PNH patients with eculizumab resistance. On Coversin therapy, administered subcutaneously, the patient demonstrated clinical and symptomatic improvement, complement inhibition (as measured by the CH50 assay) and a marked reduction of LDH (a marker of blood hemolysis). The patient will continue self-injection as per the protocol. Coversin is a secondgeneration complement inhibitor that acts on complement component-C5, preventing release of C5a and formation of C5b-9 (also known as the membrane attack complex or MAC). C5 inhibition is growing in importance in a range of rare autoimmune diseases related to dysregulation of the complement component of the immune system, including paroxysmal nocturnal hemoglobinuria (PNH), atypical Hemolytic Uremic Syndrome (aHUS), and Guillain Barré syndrome (GBS).

“To our knowledge, this is the first eculizumab resistant PNH patient treated to date and we are pleased with these preliminary signs of effectiveness,” said Wynne Weston-Davies, Medical Director of Akari Therapeutics. “Based on these preliminary results, we believe that all PNH patients with or without resistance should respond to Coversin”.

The primary objective of the eculizumab-resistance clinical trial is to provide patients who have clinically demonstrated resistance to eculizumab early access to Coversin as a potentially lifesaving alternative. These patients are entered into an open label protocol where safety and efficacy are measured on an ongoing basis. Data from patients in this trial will be presented at future scientific forums.

About Akari Therapeutics Plc

Akari is a clinical-stage biopharmaceutical company focused on the development and commercialization of innovative therapeutics to treat orphan autoimmune and inflammatory diseases. Akari’s lead drug, Coversin is a second-generation complement inhibitor that acts on complement component-C5, preventing release of C5a and formation of C5b-9 (also known as the membrane attack complex or MAC). C5 inhibition is growing in importance in a range of rare autoimmune diseases related to dysregulation of the complement component of the immune system, including paroxysmal nocturnal hemoglobinuria (PNH), atypical Hemolytic Uremic Syndrome (aHUS), and Guillain Barré syndrome (GBS).

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control. Such risks and uncertainties for our company include, but are not limited to: an inability or delay in obtaining required regulatory approvals for Coversin and any other product candidates, which may result in unexpected cost expenditures; risks inherent in drug development in general; uncertainties in obtaining successful clinical results for Coversin and any other product candidates and unexpected costs that may result therefrom; failure to realize any value of Coversin and any other product candidates developed and being developed in light of inherent risks and difficulties involved in successfully bringing product candidates to market; inability to develop new product candidates and support existing product candidates; the approval by the FDA and EMA and any other similar foreign regulatory authorities of other competing or superior products brought to market; risks resulting from unforeseen side effects; risk that the market for Coversin may not be as large as expected; inability to obtain, maintain and enforce patents and other intellectual property rights or the unexpected costs associated with such enforcement or litigation; inability to obtain and maintain commercial manufacturing arrangements with third party manufacturers or establish commercial scale manufacturing capabilities; the inability to timely source adequate supply of our active pharmaceutical ingredients from third party manufacturers on whom the company depends; our inability to obtain additional capital on acceptable terms, or at all; unexpected cost increases and pricing pressures; uncertainties of cash flows and inability to meet working capital needs; and risks and other risk factors detailed in our public filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K filed on March 23, 2016. Except as otherwise noted, these forward-looking statements speak only as of the date of this press release and we undertake no obligation to update or revise any of these statements to reflect events or circumstances occurring after this press release. We caution investors not to place considerable reliance on the forward-looking statements contained in this press release.

Contact:

Investor & Media Contact:

Akari Therapeutics Plc

Gur Roshwalb, MD, CEO 646-350-0702

info@AkariTx.com